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                                                                    EXHIBIT 23.1


Consent of Independent Certified Public Accountants

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 29, 1996 (except for Note 10, as to which the date is January 16, 1997) in the Registration Statement (Form S-4) and the related Prospectus of Group Technologies Corporation dated January 23, 1997.



                                 Ernst & Young LLP

Tampa, Florida
January 16, 1997